                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                  CURENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange at of 1934


Date of Report (Date of earliest event reported):           May 7, 2002


                              i2 Technologies, Inc.
             (Exact name of registrant as specified in its charter)


               Delaware                     0-28030              75-2294945
     (State or other jurisdiction         (Commission        (I.R.S. Employer
           of incorporation)              File Number)      Identification No.)

             One i2 Place
            11701 Luna Road
             Dallas, Texas                                         75234
         (Address of principal                                   (Zip Code)
          executive offices)


Registrant's telephone number, including area code:         (469) 357-1000

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Our Audit Committee of the Board of Directors annually considers and recommends to the Board the selection of our independent public accountants. As recommended by our Audit Committee, on May 7, 2002 our Board of Directors appointed Deloitte & Touche LLP to serve as our independent public accountants, replacing our former independent public accountants Arthur Andersen LLP ("Andersen"), effective immediately.

Andersen's reports on our consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years and through the date of this Current Report on Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on our consolidated financial statements and supporting schedules for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

We provided Andersen with a copy of the foregoing disclosures. Attached as
Exhibit 16.1 is a copy of Andersen's letter, dated May 8, 2002, stating their agreement with such statements.

During our two most recent fiscal years and through the date of this Current Report on Form 8-K, we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c) Exhibits

      16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 8, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

     i2 TECHNOLOGIES, INC.

     Dated: May 8, 2002



     By:        /s/ WILLIAM M. BEECHER
             ------------------------------------
                     William M. Beecher
                 Executive Vice President and
                    Chief Financial Officer

                                INDEX TO EXHIBITS

      Exhibit
      Number        Description
      ------        -----------

       16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 8, 2002